Exhibit 10.37

September 19, 2012

Comverse, Inc.

810 Seventh Avenue

New York, New York 10019

Re: Capital Contribution of Shares

Ladies and Gentlemen:

Comverse Technology, Inc., a New York corporation (“CTI”), is the owner of 100 shares of Common Stock of Comverse Holdings, Inc., a Delaware corporation (“CHI”), $0.01 par value per share, constituting 100% of the issued and outstanding capital stock of CHI (the “Shares”). CTI wishes to transfer the Shares to Comverse, Inc., its wholly owned subsidiary and a Delaware corporation (“CNSI”), as a contribution to the capital of CNSI and the assumption by CNSI of certain liabilities of CNSI. Accordingly, CTI hereby contributes, assigns and transfers all of its right, title and interest in and to the Shares to CNSI (such contribution, assumption, assignment and transfer being referred to as the “Contribution”). CTI further agrees that if, at any time at or after the date of this letter, either CTI or CNSI shall consider or be advised that any other instrument of conveyance or transfer, assumption, assignment or assurance or other documentation or the taking of any other act is reasonably necessary, desirable or proper to vest, perfect or confirm the Contribution, CTI agrees to execute and deliver all such instruments, assignments, assurances and documents to do all things reasonably necessary, desirable or proper to vest, perfect or confirm the Contribution and otherwise to carry out the purposes of this letter, in each case at the sole cost and expense of CNSI.

The parties acknowledge and agree that this Contribution is being made pursuant to a restructuring plan that includes the contribution by CTI of certain of its assets to CNSI and the assumption by CNSI of certain of CTI’s liabilities, all of which is being done in furtherance of the proposed distribution by CTI to its shareholders of all of the capital stock of CNSI.

CNSI agrees that it shall be solely responsible for any cash tax liability that is incurred as a result of the Contribution and on the disposition by CTI of the CNSI stock as it relates to the additional paid-in capital received in exchange for the CHI stock. For the avoidance of doubt, any tax loss arising in respect of such transactions will belong solely to CTI.

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This letter shall be governed by, and construed in accordance with, the laws of the State of New York, without reference to conflict of law principles, including all matters of construction, validity and performance, and shall be binding upon the successors and assigns of CTI and CNSI. This letter may not be modified or amended except by an instrument in writing signed by each of the parties hereto.

Very truly yours,

COMVERSE TECHNOLOGY, INC.

By:	/s/ Eric Koza
Name:	Eric Koza
Title:	Senior Vice President, Corporate Development and Financial Strategy

ACCEPTED AND AGREED:

COMVERSE, INC.

By:	/s/ Shefali Shah
Name:	Shefali Shah
Title:	Senior Vice President and General Counsel

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